Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:46 AM 05/13/2024
FILED 09:46 AM 05/13/2024
SR 2024053913 - File Number 3308006

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
WESTERN DIGITAL CORPORATION

____________________________

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

____________________________

Western Digital Corporation, a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:
FIRST: The name of the Corporation is Western Digital Corporation.
SECOND: Article IV of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:
“ARTICLE IV
AUTHORIZED CAPITAL STOCK
This corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, “Preferred Stock” and “Common Stock”; the total number of shares which this corporation shall have authority to issue is Seven Hundred Fifty-Five Million (755,000,000); the total number of shares of Preferred Stock shall be Five Million (5,000,000) and each such share shall have a par value of one cent ($0.01); and the total number of shares of Common Stock shall be Seven Hundred Fifty Million (750,000,000) and each such share shall have a par value of one cent ($0.01).
The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.”

THIRD: Article VII of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“ARTICLE VII
LIMITATION OF DIRECTOR AND OFFICER LIABILITY
To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director or officer of this corporation shall not be personally liable to this corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer. No amendment to, or modification or repeal of, this Article VII shall adversely affect any right or protection of a director or officer of this corporation existing hereunder with respect to any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article VII, would accrue or arise, prior to such amendment, modification or repeal. If the General Corporation Law of the State of Delaware is amended after this Amended and Restated Certificate of Incorporation is filed with the Secretary of the State of Delaware to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. All references in this Article VII to an “officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the General Corporation Law of the State of Delaware.”
FOURTH: Pursuant to resolutions adopted at a meeting of the Board of Directors of the Corporation approving the proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring the amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof, the special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
FIFTH: The foregoing amendments were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, Western Digital Corporation has caused this Certificate to be duly executed in its corporate name this 13th day of May, 2024.

WESTERN DIGITAL CORPORATION,

By: /s/ Cynthia Tregillis
Name: Cynthia Tregillis
Title: Senior Vice President, Chief Legal Officer and Secretary

STATE OF DELAWARE SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/08/2002
020011892 - 3308006

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
WESTERN DIGITAL CORPORATION

Western Digital Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

     1. The name of the Corporation is Western Digital Corporation.

     2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article IV thereof in its entirety and by substituting in lieu of said Article the following new Article:

“ARTICLE IV

AUTHORIZED CAPITAL STOCK

This corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, “Preferred Stock” and “Common Stock”; the total number of shares which this corporation shall have authority to issue is Four Hundred Fifty-Five Million (455,000,000); the total number of shares of Preferred Stock shall be Five Million (5,000,000) and each such share shall have a par value of one cent ($0.01); and the total number of shares of Common Stock shall be Four Hundred Fifty Million (450,000,000) and each such share shall have a par value of one cent ($0.01).

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.”

3. Pursuant to resolutions adopted at a meeting of the Board of Directors of the Corporation approving the proposed amendment to the Certificate of Incorporation of the Corporation, declaring the amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof, the annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     4. The amendment of the Amended and Restated Certificate of Incorporation of the Corporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its authorized officer on the 7th day of January, 2002.

WESTERN DIGITAL CORPORATION,
a Delaware corporation

/s/ Michael A. Cornelius

Michael A. Cornelius
Vice President, Law and Administration
and Secretary

STATE OF DELAWARE SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:01 PM 04/06/2001
010169982 - 3308006

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
WESTERN DIGITAL HOLDINGS, INC.

Western Digital Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of this corporation is Western Digital Holdings, Inc. The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on the 26th day of October, 2000, under the name The Western Digital Group, Inc., and a Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 22, 2001.

     2. This corporation’s Amended and Restated Certificate of Incorporation, in the form attached hereto as Exhibit A, has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the directors and sole stockholder of this corporation.

     3. The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is incorporated herein by reference.

     IN WITNESS WHEREOF, Western Digital Holdings, Inc. has caused this Certificate to be executed by its authorized officer as of the 6th day of April, 2001.

WESTERN DIGITAL HOLDINGS, INC.,
a Delaware corporation

/s/ Michael A. Cornelius

Michael A. Cornelius
Vice President, Law and Administration
and Secretary

Exhibit A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
WESTERN DIGITAL HOLDINGS, INC.

ARTICLE I
NAME OF CORPORATION

The name of this corporation is:

WESTERN DIGITAL CORPORATION

ARTICLE II
REGISTERED OFFICE

The address of the registered office of this corporation in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street, in the City of Dover, County of Kent, and the name of its registered agent at that address is National Registered Agents, Inc.

ARTICLE III
PURPOSE

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV
AUTHORIZED CAPITAL STOCK

This corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, “Preferred Stock” and “Common Stock”; the total number of shares which this corporation shall have authority to issue is Two Hundred Thirty Million (230,000,000); the total number of shares of Preferred Stock shall be Five Million (5,000,000) and each such share shall have a par value of one cent ($0.01); and the total number of shares of Common Stock shall be Two Hundred Twenty-Five Million (225,000,000) and each such share shall have a par value of one cent ($0.01).

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

ARTICLE V
BOARD POWER REGARDING BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of this corporation.

ARTICLE VI
ELECTION OF DIRECTORS

Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

ARTICLE VII
LIMITATION OF DIRECTOR LIABILITY

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE VIII
NO ACTIONS BY WRITTEN CONSENT OF STOCKHOLDERS

No action required to be taken or which may be taken at any annual or special meeting of stockholders of this corporation may be taken without a meeting, and the power of stockholders to consent in writing without a meeting to the taking of any action is specifically denied.

ARTICLE IX
CORPORATE POWER

This corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE X
CREDITOR COMPROMISE OR ARRANGEMENT

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.